Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-250852 on Form S-8, of our report dated September 9, 2021, relating to the financial statements of Amesite Inc. appearing in this Annual Report on Form 10-K of Amesite Inc. for the year ended June 30, 2021.

/s/ Deloitte & Touche LLP

Detroit, MI

September 9, 2021